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                                                                   EXHIBIT 10.18

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                           CAC IV LIMITED PARTNERSHIP

     This LIMITED PARTNERSHIP AGREEMENT (the "Partnership Agreement") is made as of June 7, 2001 by and between CAC IV Special General, Inc., a Virginia corporation, the general partner ("General Partner"), and CAC IV Special Limited, Inc., a Virginia corporation, the limited partner ("Limited Partner").

                                  INTRODUCTION

     A. The General Partner and the Limited Partner (collectively, the "Partners") have formed a limited partnership (the "Partnership") pursuant to the provisions of the Virginia Revised Uniform Limited Partnership Act (the "Act"), effective June 7, 2001. The General Partner and the Limited Partner are each wholly-owned subsidiaries of Cornerstone Acquisition Company, a Virginia corporation.

     B. The rights, duties and obligations of the Partners shall be governed by the Act except as otherwise provided in this Partnership Agreement. The term "Person," as used herein, means an individual or an entity.

     C. The Partnership is being formed as a single asset entity with a limited purpose, as set forth below, in connection with a Fannie Mae loan to be secured by the property owned by the Partnership.

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

     1.1 Name. The name of the Partnership is CAC IV Limited Partnership. The Partnership may trade or transact business under such other names as may be selected by the General Partner.

     1.2 Purpose. Notwithstanding any provision hereof to the contrary, the business, operations and purposes of the Partnership are limited solely to the following:

         (a) To own, operate, manage, transfer, lease, mortgage, pledge and otherwise deal with that certain parcel of real property listed on Exhibit A
                                                                   ---------
hereto, together with all improvements located thereon (the "Property"); and

         (b) To exercise all powers that are enumerated in the Act and that are necessary or convenient for the business or purposes of the Partnership as set forth herein.

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     1.3 Filings.

         (a) The Partnership has filed a certificate of limited partnership with the State Corporation Commission of Virginia pursuant to Section 50-73.11 of the Code of Virginia (the "Certificate").

         (b) The Certificate designates 306 East Main Street, Richmond, Virginia 23219 as the office where records of the Partnership are kept (the "Principal Office"). The Certificate designates Martin B. Richards, Esquire, as the registered agent at the following registered office: c/o McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219.


                                   ARTICLE II
                                   MANAGEMENT

     2.1 The General Partner. The General Partner shall have the sole and exclusive right, duty and power to manage the business of the Partnership, including, without limitation, the right and power to:

         (a) acquire, hold, sell, maintain, encumber, improve, develop or lease the Partnership's property, whether real or personal, and any interest therein on such terms and conditions as the General Partner deems advisable.

         (b) borrow money on behalf of the Partnership, secure any such borrowings with assets of the Partnership, and repay the same at any time or from time to time;

         (c) establish investment accounts for the Partnership and deposit and withdraw funds in or from such accounts;

         (d) assign, compromise or release any claim of, or debt due to, the Partnership;

         (e) institute and defend actions at law or in equity on behalf of the Partnership and consent to arbitrate any disputes or controversies of the Partnership;

         (f) engage and retain accountants, lawyers and other professionals to perform services for the Partnership, and purchase such goods and other services as may be required to conduct the business of the Partnership; and

         (g) enter into such contracts and perform such other acts as may be necessary to further the business of the Partnership.

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                                   ARTICLE III
                                LIMITED PARTNERS

     3.1 Participation in Management. The Limited Partner shall not participate in the management or control of the business of the Partnership, and shall have no power to sign for or bind the Partnership.

                                   ARTICLE IV
                   CAPITAL; PROFITS AND LOSSES; DISTRIBUTIONS

     4.1 Capital Contributions. Each of the Partners has contributed to the capital of the Partnership the property set forth on Exhibit B hereto. The
                                                     ---------
Partners shall not be required to make any additional capital contributions except as required by law, but the Partners may make such additional contributions of cash or property as they may mutually agree. No Partner shall have any right to require the return of all or any part of its capital, or to receive interest with respect thereto.

     4.2 Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Partner. The value of each Capital Account shall be the sum of the cash contributions to the account, the agreed upon value of contributions of property to the account and the share of Partnership profits allocated to the account, less all distributions made from the account and the share of Partnership losses allocated to the account.

     4.3 Profits and Losses. The net profits and net losses of the Partnership for any period (except for the profits and losses upon dissolution) shall be credited or charged to the Capital Accounts of the Partners in the percentages set forth on Exhibit B under the heading "Partners Percentages," as the same may
             ---------
be amended from time to time (the "Partners Percentages").

     4.4 Distributions. Any cash which, in the opinion of the General Partner, is not reasonably required for the operation of the business of the Partnership or for Partnership reserves (other than amounts distributed upon dissolution) shall be distributed to the Partners in accordance with the Partners Percentages not less frequently than each calendar quarter. Other distributions of assets may be made form time to time in the same manner.

     4.5 Loans. A loan by a Partner to the Partnership shall not be considered a capital contribution and shall be repaid as debt of the Partnership.


                                    ARTICLE V
                                 INDEMNIFICATION

     5.1 Requirement. The Partnership shall indemnify each Partner, and each director and officer of a Partner (an "Indemnified Person"), against any and all liabilities and expenses (including but not limited to reasonable legal fees and costs) arising directly or indirectly from

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any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, that is brought or threatened against an Indemnified Person solely because such Indemnified Person served as a Partner or as a director or officer of a Partner, or served at the request of the Partnership as a fiduciary for an employee benefit plan or other plan related to the business of the Partnership. Notwithstanding the foregoing, the Partnership shall not be required to indemnify a Partner, or a director or officer of a Partner, against any liabilities or expenses arising from any breach of this Partnership Agreement, willful misconduct or knowing violation of law.

     5.2 Related Actions. The Partnership shall promptly make advances or reimbursements for reasonable expenses (including but not limited to reasonable legal fees and costs) incurred by a Partner, or a director or officer of a Partner, claiming indemnification under this Article unless it has been determined that such Partner, director or officer is not entitled to indemnification. Advances or reimbursements made prior to such determination shall be conditioned upon the Partnership's receipt of a written undertaking by the Partner, director or officer claiming indemnification to repay the amount of such advances or reimbursements if it is ultimately determined that such Partner, director or officer is not entitled to indemnification.

                                   ARTICLE VI
                              EVENTS OF DISSOLUTION

     6.1 Events of Dissolution. The Partnership shall only be dissolved:

         (a) upon the election of the General Partner;

         (b) at such time as there is no General Partner serving unless, within ninety (90) days, the Limited Partner consents to continue the business of the Partnership and appoints one or more General Partners;

         (c) upon automatic cancellation of the certificate of limited partnership for failure to pay annual registration fees, unless steps are taken promptly to obtain reinstatement; or

         (d) by judicial decree.


                                   ARTICLE VII
                     DISSOLUTION, WINDING UP AND TERMINATION

     7.1 General. Upon dissolution without continuation, the business of the Partnership shall be wound up by the General Partner or, if there is no General Partner, by a representative designated by the Limited Partner (either of which or whom is hereinafter referred to as the "Liquidating Representative"). The Liquidating Representative shall proceed with reasonable promptness to liquidate the business and assets of the Partnership and may determine whether, and to which Partners, properties should be distributed in kind. Partnership assets shall be distributed in the following order:

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         (a) to creditors of the Partnership, including Partners who are creditors, in the order of priority provided by law or contract;

         (b) to the creation of such reserves for contingencies as the Liquidating Representative may deem necessary or advisable;

         (c) to the Limited Partner to the extent of its contribution to capital;

         (d) to the General Partner to the extent of its contribution to capital;

         (e) to the Partners, General and Limited, according to their Capital Account balances, after all adjustments.


                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Books of Account and Records. The Partnership shall keep complete books of account at the Principal Office and such books shall be open to examination by the Partners and the authorized representatives of each of them during normal business hours. The books shall be kept on a cash or accrual basis, as determined by the General Partner.

     8.2 Tax Compliance. Notwithstanding anything to the contrary contained in this Partnership Agreement, all actions taken in the conduct of the business of the Partnership, or on its dissolution, shall comply with the provisions of
Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations thereunder. The General Partner shall be the "Tax Matters Partner" required by the Code.

     8.3 Power of Attorney. The Limited Partner hereby appoints the General Partner as its attorney-in-fact, or agent, to execute, acknowledge, deliver and file in its name any document required by law to be filed by the Partnership or the Limited Partner with any governmental body or agency. Any such appointment is a special power, coupled with an interest, and shall remain in effect as long as the Partner granting it has any interest in the Partnership or remains responsible for any obligations under this Partnership Agreement.

     8.4 Counterparts. This Partnership Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     8.5 Amendments. This Partnership Agreement may be amended only with the written consent of the General Partner and the Limited Partner.

     8.6 Third Parties; Successors and Assigns. The agreements contained herein are for the benefit of the parties hereto and their permitted successors and assigns and are not for the benefit of any third parties, such as, without limitation, creditors of the Partnership.

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     8.7 Headings. The section headings in this Partnership Agreement are included for convenience only and shall not affect the interpretation of this Partnership Agreement.

     8.8 Interpretation. This Partnership Agreement is executed and delivered in the Commonwealth of Virginia and shall be construed and enforced in accordance with its laws, without regard to any choice of law rules to the contrary.

WITNESS the following signatures:


GENERAL PARTNER:                            CAC IV Special General, Inc.
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                                            By: /s/ Stanley J. Olander, Jr.
                                                ---------------------------
                                                Stanley J. Olander, Jr.,
                                                Vice President




LIMITED PARTNER:                            CAC IV Special Limited, Inc.
---------------



                                            By: /s/ Stanley J. Olander, Jr.
                                                ---------------------------
                                                Stanley J. Olander, Jr.,
                                                Vice President

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                                    EXHIBIT A
                                   (Property)

The Property consist of the real property, together with all improvements thereon, that is located at the following address:

     Burney Oaks Apartments
     2502 Burney Oaks Lane
     Arlington, Texas 76006

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                                    EXHIBIT B
                             (Capital Contributions)

                  Name and                         Capital           Partners
                  Business Address                 Contributions     Percentages
                  ----------------                 -------------     -----------

General Partner:  CAC IV Special General, Inc.     $ 1.00             1%
                  306 East Main Street
                  Richmond, Virginia 23219

Limited Partner:  CAC IV Special Limited, Inc.     $99.00            99%
                  306 East Main Street
                  Richmond, Virginia 23219

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